AGREEMENT

         AGREEMENT made as of the 24th day of November, 2003, by and between:

Chris Penner, with an address at 6540 E. Hastings St.#615, Burnaby, British Columbia V5B 4Z5("SELLER");

and

Dr. Marvin Palmer with an address at 2427 West Falls Avenue, Kennewick, Washington 99336("PURCHASER").

R E C I T A L S:

FIRST, SELLER is the owner of 100,000 shares of common stock of Labonte, Inc., a Delaware corporation ("Labonte").

SECOND, SELLER desires to sell 16,667 of his issued and outstanding shares in Labonte to PURCHASER in consideration of the following.

                             NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.0	Transfer of Shares.

                            SELLER hereby transfers and delivers 16,667 of his issued and outstanding shares in Labonte to PURCHASER in consideration for $4,333. Upon receipt of the consideration by wire transfer to the Anslow & Jaclin, LLP Attorney Trust Account (instructions attached hereto), SELLER will immediately forward 16,667 Labonte shares to PURCHASER.

2.0	Representations and Warranties of SELLER.

                             SELLER hereby represents and warrants to PURCHASER that:

                             2.1   Authority. SELLER has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms.

                             2.2    Resignation. SELLER represents that he is the sole shareholder of Labonte and that PURCHASER is purchasing all of the outstanding shares of Labonte. SELLER hereby agrees that upon receipt of the consideration set forth above, he is relinquishing all interest in any of Labonte's assets, stock and any and all other interest relating to Labonte. In addition, upon execution of this agreement, SELLER shall resign as the sole officer and director of Labonte.

                             2.3    Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which SELLER is a party or by which SELLER is bound.

                             2.4   Title to SELLER'S shares in LABONTE. SELLER is the legal and beneficial owner of its shares in LABONTE and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

                             3.0    Representations and Warranties of PURCHASER. PURCHASER   hereby unconditionally represents and warrants to SELLER that:

                             3.1    Authority. PURCHASER has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PURCHASER and constitutes a valid and binding instrument, enforceable in accordance with its terms.

                             3.2    Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which PURCHASER is a party or by which PURCHASER is bound.

                             3.3    Rule 144 Restriction. PURCHASER hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

                             4.0   Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

                             5.0   Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of New Jersey.

                             6.0    Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

                             7.0   Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

                             8.0   Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, Paragraph, section or part of this Agreement.

                             9.0   Gender and Number. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

                             10.0    Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

                             11.0    No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

                            IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

WITNESS	By: /s/ Christopher Penner CHRISTOPHER PENNER

ATTEST	Marvin Palmer By: /s/ Dr. Marvin Palmer DR. MARVIN PALMER